Exhibit 10.8

OVERTURE ACQUISITION CORP.

SECOND AMENDED AND RESTATED

SPONSORS’ WARRANTS SECURITIES PURCHASE AGREEMENT

This SECOND AMENDED AND RESTATED SPONSORS’ WARRANTS SECURITIES PURCHASE AGREEMENT (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), dated as of January 18, 2008, is entered into by and between Overture Acquisition Corp., a Cayman Islands exempted company (the “Company”) and the purchasers listed in Schedule A hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers hereby wish to amend and restate the Amended and Restated Sponsors’ Warrants Securities Purchase Agreement, dated as of January 11, 2008;

WHEREAS, the Company has submitted a registration statement on Form S-1, as amended, with the Securities and Exchange Commission (the “Registration Statement”) in connection with the proposed initial public offering (the “Initial Public Offering”) of the Company’s units (the “Units”), each Unit consisting of one ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”), and one warrant to purchase one Ordinary Share at an exercise price of $7.00 per Ordinary Share;

WHEREAS, concurrently with the sale of the Units in the Initial Public Offering, the Company desires to issue and sell and the Purchasers desire to purchase, in the amounts set forth opposite each Purchaser’s name on Schedule A attached hereto and upon the terms and conditions set forth in this Agreement, an aggregate of 4,380,000 warrants (the “Sponsors’ Warrants”), each Sponsors’ Warrant entitling the holder to purchase one Ordinary Share at an exercise price of $7.00 per Ordinary Share; and

WHEREAS, pursuant to the terms of that certain Warrant Agreement to be entered into by the Company and American Stock Transfer & Trust Company, as warrant agent, on or prior to the effective date of the Registration Statement, substantially in the form attached as Exhibit A hereto (the “Warrant Agreement”), upon issuance, the Sponsors’ Warrants will be deposited with the American Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), pursuant to the Escrow Agreement to be entered into by and among the Company, the Initial Shareholders (as defined therein) and the Escrow Agent on or prior to the effective date of the Registration Statement, substantially in the form attached as Exhibit B hereto (the “Escrow Agreement”) until the Transfer Restriction Termination Date (as defined therein).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Sponsors’ Warrants.

A. Authorization of the Sponsors’ Warrants. The Company has duly authorized the issuance and sale of the Sponsors’ Warrants to the Purchasers.

B. Purchase and Sale of the Sponsors’ Warrants. Immediately prior to the closing of the Initial Public Offering, or on such earlier date as may be established from time to time by mutual agreement of the parties (in each case, the “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the respective number of Sponsors’ Warrants set forth opposite each Purchaser’s name on Schedule A attached hereto. The purchase price for each Sponsors’ Warrant shall be $1.00 per warrant, for an aggregate purchase price of $4,380,000 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions. On the Closing Date, upon the payment by the Purchasers of the Purchase Price by wire transfer of immediately available funds to the Company, the Company shall deliver to the Escrow Agent for deposit in an escrow account pursuant to the Escrow Agreement certificates evidencing the Sponsors’ Warrants to be purchased by the Purchasers hereunder, registered in the Purchasers’ respective names.

C. Terms of the Sponsors’ Warrants.

(i) Each Sponsors’ Warrant shall have the terms set forth in the Warrant Agreement.

(ii) Transfer Restrictions: In addition to the restrictions on transfer set forth in Section 9 hereof, each of the Purchasers acknowledges that the Sponsors’ Warrants and the Ordinary Shares issuable upon exercise of the Sponsors’ Warrants are subject to the restrictions on transfer and exercise set forth in the Warrant Agreement and will be deposited with the Escrow Agent pursuant to the Escrow Agreement until the Transfer Restriction Termination Date.

(iii) Registration Rights: In connection with the closing of the Initial Public Offering, the Company and the Purchasers shall enter into an agreement (the “Registration Rights Agreement”) granting the Purchasers registration rights with respect to the Sponsors’ Warrants and the Ordinary Shares underlying the Sponsors’ Warrants.

Section 2. Representations and Warranties of the Company.

As a material inducement to the Purchasers to enter into this Agreement and purchase the Sponsors’ Warrants, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive the Closing Date) that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement, the Warrant Agreement and the Sponsors’ Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. The Warrant Agreement and, upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Sponsors’ Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms as of the Closing Date.

(ii) The execution and delivery by the Company of this Agreement, the Warrant Agreement and the Sponsors’ Warrants, the sale and issuance of the Sponsors’ Warrants, the issuance of the Ordinary Shares upon exercise of the Sponsors’ Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of the Company, as may be amended from time to time, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under Cayman Islands laws or United States federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Ordinary Shares issuable upon exercise of the Sponsors’ Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchasers will have good title to the Sponsors’ Warrants and the Ordinary Shares issuable upon exercise of such Sponsors’ Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under Cayman Islands laws or United States federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the applicable Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the Warrant Agreement, or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Purchasers.

As a material inducement to the Company to enter into this Agreement and issue and sell the Sponsors’ Warrants to the Purchasers, the Purchasers, severally and not jointly, hereby represent and warrant to the Company (which representations and warranties shall survive the Closing Date) that:

A. Capacity and State Law Compliance. Each Purchaser has the legal capacity to execute and perform the obligations imposed on such Purchaser hereunder. Each Purchaser has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Sponsors’ Warrants is permitted under applicable securities laws. Each Purchaser understands and acknowledges that the purchase of the Ordinary Shares upon the exercise of the Sponsors’ Warrants will require the availability of an exemption from registration under United States federal and/or state securities laws and that any sale of such Ordinary Shares shall require registration or the availability of an exemption from registration under United States federal and/or state securities laws.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of each Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by each Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by each Purchaser does not and shall not as of the Closing Date conflict with or result in a breach of the terms, conditions or provisions of the organizational documents of such Purchaser, if any, or any other agreement, instrument, order, judgment or decree to which such Purchaser is subject.

C. Investment Representations.

(i) Each Purchaser is acquiring the Sponsors’ Warrants and, upon exercise of the Sponsors’ Warrants, the Ordinary Shares issuable upon such exercise (collectively, the “Securities”) for its own account for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Each Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(iii) Each Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations and warranties of the

Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities.

(iv) Each Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) Each Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Each Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Each Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision with respect to such Purchaser’s acquisition of the Securities.

(vi) Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by such Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) Each Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, each Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act. Each Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

(viii) Each Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage, such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. Each Purchaser has adequate means of providing for his, her or its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the

Securities. Each Purchaser can afford a complete loss of his, her or its investment in the Securities.

D. Waiver of Claims. Each Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company with respect to its purchase of the Sponsors’ Warrants, and each Purchaser agrees to indemnify and hold the Company harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company by such Purchaser of the Sponsors’ Warrants or his, her or its transferees, assigns or any subsequent holders of the Sponsors’ Warrants.

Section 4. Conditions of the Purchasers’ Obligations.

The obligation of each Purchaser to purchase and pay for the Sponsors’ Warrants is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

Section 5. Conditions of the Company’s Obligations.

The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of such Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B. Performance. Such Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Sponsors’ Warrants hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

Section 6. Termination.

This Agreement may be terminated at any time prior to the Closing Date as it relates only to the Securities to be purchased pursuant to this Agreement on and after such Closing Date upon the mutual written consent of the Company and the Purchasers.

Section 7. Survival of Representations and Warranties.

All of the representations and warranties contained herein shall survive the Closing Date.

Section 8. Definitions.

Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9. Miscellaneous.

A. Legends.

(i) The certificates evidencing the Sponsors’ Warrants and the Ordinary Shares issued upon exercise of any Sponsors’ Warrants will include the legend set forth in Exhibit B to the Warrant Agreement.

(ii) By accepting the certificates bearing the aforesaid legend, each of the Purchasers agrees, prior to any permitted transfer of the Securities, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel, and each of the Purchasers agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement, in which case the legends set forth above with respect to the Securities sold pursuant to such registration statement shall be removed; or

(b) if reasonably requested by the Company, (A) the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act or applicable state securities laws, (B) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (C) the Company shall have received an agreement by such transferee to the restrictions contained in the legends referred to in (i) hereof. Notwithstanding the foregoing, each of the Purchasers also understands and acknowledges that the transfer and exercise, as the case may be, of the Sponsors’ Warrants is subject to the specific conditions to such transfer or exercise as outlined herein and the Warrant Agreement, as to which each of the Purchasers specifically assents by its execution hereof.

(iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with applicable federal and state securities laws and the transfer restrictions contained elsewhere in this Agreement and the Warrant Agreement.

B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to Permitted Transferees, as that term is defined in the Warrant Agreement.

C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of, connected with or relating to this Agreement or the transactions contemplated hereby.

G. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), sent to the recipient by facsimile, provided the recipient confirms recipient of such facsimile, or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:

Overture Acquisition Corp.

c/o Maples Corporate Services Limited

P.O. Box 309

Ugland House

Grand Cayman KY1-1104

Cayman Islands

With a copy to:

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

Attn: Bruce Mendelsohn, Esq.

Facsimile: (212) 872-1002

If to a Purchaser, to the address set below such Purchaser’s name on the signature pages hereto, or to such other address or to the attention of such other person as such Purchaser has specified by prior written notice to the sending party.

H. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

Overture Acquisition Corp.
By:	/s/ Marc J. Blazer
Name: Marc J. Blazer Title: President and Treasurer

Signature Page 1 of 2 to Second A&R Sponsors’ Warrants Securities Purchase Agreement

Exhibit 10.8

PURCHASERS:

/s/ John F. W. Hunt	/s/ Marc J. Blazer
John F. W. Hunt	Marc J. Blazer
Mailing Address:	Mailing Address:

/s/ Lawton W. Fitt	/s/ Paul S. Pressler
Lawton W. Fitt	Paul S. Pressler
Mailing Address:	Mailing Address

/s/ Domenico De Sole	/s/ Andrew H. Lufkin
Domenico De Sole	Andrew H. Lufkin
Mailing Address:	Mailing Address:

/s/ Mark Booth
Mark Booth
Mailing Address:

Signature Page 2 of 2 to Second A&R Sponsors’ Warrants Securities Purchase Agreement

Schedule A

Purchaser	Sponsors’ Warrants Purchased	Purchase Price of Sponsors’ Warrants
John F. W. Hunt	2,380,000	$2,380,000
Marc J. Blazer	300,000	$300,000
Lawton W. Fitt	800,000	$800,000
Mark Booth	100,000	$100,000
Domenico De Sole	100,000	$100,000
Paul S. Pressler	200,000	$200,000
Andrew H. Lufkin	500,000	$500,000
Total	4,380,000	$4,380,000

Schedule A

Exhibit A

FORM OF WARRANT AGREEMENT

Exhibit A

Exhibit B

FORM OF ESCROW AGREEMENT

Exhibit B